UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2025

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQX
Warrants	PETVW	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 28, 2025, the Board of Directors of PetVivo Holdings, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Josh Ruben as a member of the Board. Mr. Ruben, age 39, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board has affirmatively determined that Mr. Ruben is “independent” under the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Ruben is the Managing Director of Life Sciences at Trinity Capital where he focuses on venture lending to healthcare companies. Mr. Ruben joined Trinity after twelve years of investment banking, most recently for three years at RBC Capital Markets where he was Head of Life Science Tools and Diagnostics coverage and prior to RBC, for nine years at Wells Fargo Securities where he was a Director of Investment Banking. He is a published expert in corporate finance with a background in economics. He holds degrees from Pomona College and Harvard Business School. Mr. Ruben’s long track record of successful experiences in analyzing life sciences companies, capital investments and his overall finance background, including executing billions of dollars of M&A and securities transactions, are material factors regarding his qualifications to serve on the Board of Directors of the Company.

Mr. Ruben’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, as pro-rated for his time of service as a director. The non-employee director compensation program was recently released and is described in the Company’s Current Report on Form 8-K filed on October 8, 2025, with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Ruben and any other persons pursuant to which he was selected as a director of the Company and there are no transactions or proposed transactions in which Mr. Ruben has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. Mr. Ruben does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

At this time, Mr. Ruben has not been appointed to any committees.

The press release announcing his appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: October 30, 2025	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer